UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K previously filed on August 21, 2018 (the “Original Form 8-K”) solely to address an inadvertent omission of a description of a covenant included in the Warrant Exchange Agreement. This covenant prohibits the Company from undertaking a reverse or forward stock split of its common stock (“Common Stock”). No other changes have been made to the Original Form 8-K.

ITEM 1.01. Entry into a Material Definitive Agreement

On August 16, 2018, Healthier Choices Management Corp. (the “Company”) entered into agreements (each a “Warrant Exchange Agreement”) with certain holders (the “Purchasers”) of its Series A Warrants to exchange the Company’s Series B Convertible Preferred Stock (the “Series B Stock”) for Series A Warrants. A total of 20,722 shares of Series B Stock were exchanged for 46,048,318 Series A Warrants (including those warrants issuable pursuant to a Unit Purchase Option). The Series A Warrants acquired by the Company represented approximately 92% of the outstanding Series A Warrants and would have been convertible into 460,483,180,000 shares of Common Stock if exercised as the date of the Warrant Exchange Agreements. Each share of Series B Stock has a stated value equal to $1,000 and is convertible into Common Stock on a fixed basis at a conversion price of $0.0001 per share.

As part of the transaction, the Company also acquired and cancelled a Unit Purchase Option that it had issued on July 23, 2015. The Unit Purchase Option was exercisable into 3,761,660 Series A Warrants.

Each Warrant Exchange Agreement contains a covenant that, from the August 17, 2018 until a Purchaser no longer holds any Series B Stock, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser.

The foregoing description of the Warrant Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A form of Warrant Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.03. Material Modification to Rights of Security Holders.

See Item 5.03 herein for a discussion of the terms of the Series B Stock.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2018, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of Series B Stock designated is 30,000 and each share of Series B Stock has a stated value equal to $1,000. Under the terms of the Series B Stock, the Company cannot issue any shares of Common Stock to any holder of Series B Stock, and no holder can convert the Series B Stock into Common Stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Common Stock.

Voting Rights.

Except as otherwise provided herein or as otherwise required by law, the Series B Stock shall have no voting rights. However, as long as any shares of Series B Stock is outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Stock, (c) increase the number of authorized shares of Series B Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series B Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of Series B Stock.

Conversion Price.

The conversion price for the Series B Stock shall equal $0.0001, subject to certain terms as described therein.

The foregoing description of the Series B Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01. Other Events.

On August 17, 2018, the Company issued a press release announcing the Company’s entry into the Warrant Exchange Agreements with its largest Series A Warrant holder, as well additional warrant holders, providing for the exchange of Series A Warrants for shares of the Series B Stock. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 21, 2018)

10.1	Form of Warrant Exchange Agreement, dated as of March 17, 2018 by and between Healthier Choices Management Corp. and the holder of Series A Warrants (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 21, 2018)

99.1	Press release of Healthier Choices Management Corp. dated August 17, 2018 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed August 21, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: September 11, 2018	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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